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10.106

JOINDER AND FIRST AMENDMENT
TO FACTORING AGREEMENT

        THIS FIRST AMENDMENT (this "Amendment") to the Factoring Agreement is entered into as of the 14th day of November, 2007, by and among Crdentia Corp., Health Industry Professionals, L.L.C., Mint Medical Staffing Odessa, LP, Prime Staff LP, and Staff Search Acquisition Corp. (collectively referred to as "Existing Customers"), ATS Universal, LLC, a Florida limited liability company ("New Customer" and together with the Existing Customers, the "Customers" and Textron Financial Corporation, successor by assignment from Systran Financial Services Corporation ("Textron Financial").

RECITALS:

        A.    As of February 8, 2007, Customer and Textron Financial executed a certain Factoring Agreement and Addendum to Factoring Agreement (the "Factoring Agreement"), setting forth the terms upon which Textron Financial would purchase certain Bills from Customer; and

        B.    In connection with the Factoring Agreement, Customer executed and delivered to Textron Financial certain other documents, agreements, guarantees, deposit account control agreements, consents, certificates, assignments, and financing statements in connection with the obligations referred to in the Factoring Agreement (all of the foregoing, together with the Factoring Agreement, are hereinafter collectively referred to as the "Transaction Documents"); and

        C.    New Customer has become affiliated with Existing Customers and, in recognition of the benefits and privileges thereunder, New Customer and Existing Customers have requested that New Customer be permitted to join into the Transaction Documents as if an original signatory thereto and that the Factoring Agreement be amended, and Textron Financial have so consented subject to the terms hereof.

        D.    Customer has further requested that Textron Financial amend and modify certain terms and covenants in the Factoring Agreement, and Textron Financial is willing to do so upon the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

1.    Definitions.    All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Factoring Agreement.

2.    In the Factoring Agreement and any of the agreements or documents executed in connection with the Factoring Agreement each reference to Systran Financial Services Corporation or SYSTRAN, shall mean and be a reference to Textron Financial Corporation as "purchaser" and as assignee of the Customer's Obligations that arise under and all documents related to the Factoring Agreement pursuant to a certain Assignment and Assumption Agreement between Systran Financial Services Corporation and Textron Financial Corporation.

3.    A new paragraph 12.1 is added to the Factoring Agreement as follows:

Additional Documentation. Customer shall deliver to Textron Financial as soon as available, and in any event within ten (10) days after the preparation or issuance or receipt thereof: (i) all Medicare and Medicaid cost reports and other documents and materials filed by Customer in connection therewith, as

Textron Financial shall reasonably request; and (ii) any other reports, materials or other information relating to Medicaid or Medicare prepared by, for, or on behalf of, Customer, as Textron Financial shall reasonably request. Customer shall deliver to Textron Financial within fifteen (15) days after the end of each calendar month, for such month, a report of the status of all payments, denials and appeals of all Medicare and/or Medicaid Accounts involving any Trigger Amount. Customer shall deliver to Textron Financial, within fifteen (15) business days after receipt, copies of:

        Any notice of any Liability Event;

        Any notice of any investigation or pending or threatened investigations relating to any violation by Customer, or any healthcare facility to which Customer provides services, of any Healthcare Law;

        Any written recommendation from any Governmental Authority that Customer should have its eligibility to participate in CHAMPUS, Medicare or Medicaid, or to accept assignments or rights to reimbursement under CHAMPUS, Medicare or Medicaid, revoked;

        Any notice of any claim to recover any alleged overpayments with respect to any Accounts, including payments received from CHAMPUS, Medicare, Medicaid or from any private insurance carrier involving any Trigger Amount;

        Any notice of termination of eligibility of Customer, or any healthcare facility to which Customer provides services, to participate in any reimbursement program of any private insurance carrier;

        Any notice of any material reduction in the level of reimbursement expected to be received with respect to any Account involving any Trigger Amount; and

        Any report or communication from any Governmental Authority in connection with any licensing survey or inspection of any facility of Customer that contains adverse or negative information related to the applicable license or facility.

Promptly upon Customer obtaining knowledge thereof, Customer shall provide Textron Financial with written notification of any Event of Default, specifying the nature of such Event of Default, the period of the existence thereof and the actions Customer proposes to take with respect thereto. Customer shall also provide Textron Financial with copies of all required operating, medical or provider licenses, as they are renewed, but no less frequently than once a year. Customer shall execute and deliver to Textron Financial all additional documents, which Textron Financial may, from time to time, determine are necessary or appropriate to evidence the Loans or, to continue or perfect Textron Financial's security interest in the Collateral.

4.    Section 1, Definitions of the Factoring Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

        CHAMPUS means the Civilian Health and Medical Program of the Uniformed Service, a part of TRICARE, a medical benefits program supervised by the United States Department of Defense.

        Commercial Lockbox means a lockbox in the name of Textron Financial (or a nominee of Textron Financial) and maintained at a bank acceptable to Textron Financial, to which collections on all Accounts, other than Governmental Accounts, are sent.

        Governmental Account means an Account owed to Customer from a Governmental Account Debtor.

        Governmental Account Debtor means any Account Debtor which is (i) the United States of America acting under the Medicaid or Medicare program established pursuant to the Social Security Act or any other federal healthcare program, including, without limitation, CHAMPUS and TRICARE, (ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title

XIX of the Social Security Act or any other state health care program, or (iii) any agent, carrier, administrator or intermediary for any of the foregoing.

        Governmental Authority means any federal, state, municipal, national or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether of the United States or a state, territory or possession thereof, a foreign sovereign entity or country or jurisdiction or the District of Columbia.

        Governmental Lockbox means a lockbox and/or deposit account in the name of and under the control of, Customer maintained at a bank acceptable to Textron Financial, to which collections on all Governmental Accounts are sent.

        Healthcare Laws means any and all federal, state and local laws and regulations governing (i) the manufacture, testing, distribution, possession, assembly, repackaging, sale, administration or dispensing of health care or medical devices, equipment or supplies, products, biologicals, drugs or goods, or (ii) the rendering, provision, delivery, or supply of health care services, or (iii) the ownership or operation of a health care facility or business, or assets used in connection therewith, or (iv) the billing or submission of claims, collection of accounts receivable, the handling of Protected Health Information, and underwriting the cost of, or provision of management or administrative services in connection with any and all of the foregoing, by Customer and it subsidiaries, including, but not limited to, laws and regulations under HIPAA and the Privacy Rule, and laws and regulations relating to practice of medicine and other health care professions, professional fee splitting, tax-exempt organization and charitable trust law applicable to health care organizations, certificates of need, certificates of operations and authority, fraud and abuse, kickbacks and rebates, false claims, physician self-referral arrangements, fraudulent billing practices, payment under the Medicare and Medicaid programs, and the federal Food, Drug & Cosmetic Act.

        HIPAA means the Health Insurance Portability and Accountability Act of 1996, as amended, Pub. L. No. 104-191 and any revisions and amendments, and all rules and regulations promulgated thereunder.

        Liability Event shall mean any event, fact, condition or circumstance (a) for which Customer becomes liable or otherwise responsible for any amount owed or owing to any Medicaid or Medicare program involving a Trigger Amount or (b) for which Medicaid or Medicare payments to Customer are lawfully set-off against payments to Customer to satisfy any such liability of or for any amounts owed or owing to any Medicaid or Medicare program.

        Permits means collectively, all licenses, leases, powers, permits, franchises, certificates, authorizations, certificates of need, provider numbers and other rights.

        Trigger Amount means $5,000 or more.

        TRICARE means the medical program for active duty members, qualified family members, CHAMPUS eligible retirees and their family members and survivors, of all uniformed services.

5.    A new paragraph 7.1.1 is hereby added to recite as follows:

  "7.1.1 To Customer's knowledge, each Bill of Customer that Customer identifies as eligible for sale that arises from the rendering of medical or health care services by Customer in the ordinary course of business, has been billed and forwarded for payment in material accordance with applicable Healthcare Laws, is not subject to any offset, contra or other defense to payment, does not arise from an Account Debtor other than a Governmental Account Debtor, and, if due from a Governmental Account Debtor, is properly payable directly to Customer. Customer has disclosed to Textron Financial the amount of all Bills of Customer for which payment has been denied and subsequently appealed (involving any Trigger Amount), and Customer is pursuing all available appeals in respect of such Bills."

6.    A new Section 7.3 is added to the Factoring Agreement as follows:

  "7.3 Compliance with Laws and Taxes. Customer shall comply with all applicable material laws and regulations, including all material Healthcare Laws and to Customer's knowledge there is no presently existing circumstance that may result in any material violation of any Healthcare Law. Customer shall pay all real and personal property taxes, assessments and charges, and all franchise, income, unemployment, social security, withholding, sales and all other taxes assessed against Customer or the Collateral, at such times and in such manner so as to avoid any penalty from accruing against Customer or any lien or charge from attaching to the Collateral, except to the extent such amounts do not exceed $50,000 in the aggregate (on a combined basis for all Customers), are contested in good faith by appropriate proceedings and fully reserved under the Customer's financial statements. Customer shall promptly deliver to Textron Financial, upon request, receipted bills evidencing payment of such taxes and assessments. Customer shall obtain and maintain all material Permits necessary to conduct its business. Customer has in effect all material Permits necessary to conduct its business. Customer has maintained all records required to be maintained by any Healthcare Law. Customer has timely filed or caused to be filed all material reports of every kind required by law, agreement or otherwise. There are no claims or actions pending against Customer before any Governmental Authority with respect to any Medicare or Medicaid cost report or claim filed by Customer involving any Trigger Amount. No review related to Customer has been conducted by any Governmental Authority in connection with Medicare or Medicaid and to Customer's knowledge, no such review is scheduled, pending or threatened against Customer. To Customer's knowledge no Liability Event has occurred."

7.    A new Section 7.4 is added to the Factoring Agreement as follows:

  7.4 Basis for Billing. Customer shall not change its basis or billing methodology used to prepare its Debtor invoices or accounts receivable agings from a net billing basis, which excludes contractual allowances, expenses that are not reimbursable and any other amounts generally deemed uncollectible from the related Debtor.

8.    Section 19.1 is amended to include the following provision:

        (j)    Customer rescinds any standing order of Customer to the lockbox bank(s) to transfer funds from the Governmental Lockbox into a depository account maintained by Textron Financial;

9.    The Addendum to the Factoring Agreement is hereby amended to delete the modification to Paragraph 2.1 of Section 2, "PURCHASE OF BILLS," to replace such modification with the following:

  Customer may submit for purchase to Textron Financial accounts for which a Bill/invoice has not yet been created (the "Unbilled Invoices") so long as (i) customer delivers a detailed schedule of all unbilled amounts to Textron Financial in connection with each Purchase request, which includes a unique tracking number assigned to each such unbilled Invoice that shall correspond to the Bill that Customer creates for each such account, and (ii) the aggregate total amount of outstanding unbilled Invoices at any time does not exceed twenty (20%) percent of Customers' regular Bills (purchased Billed evidenced by an invoice and actually invoiced to Debtors that are ninety (90) days old or less as computed from the date of purchase), provided, however, the aggregate total amount of outstanding unbilled Invoices at any time from ATS Universal, LLC may not exceed the lesser of ten (10%) percent of Customers' regular Bills (purchased Billed evidenced by an invoice and actually invoiced to Debtors that are ninety (90) days old or less as computed from the date of purchase)or $150,000 subject to a waiver of such limit by Textron Financial in its sole discretion. Customer shall have fourteen (14) days to present an original and one (1) copy of all Bills related to the Unbilled Invoices, along with the proof of delivery or service for each Bill presented, each document which shall be attached to a schedule form provided by Textron Financial. Textron Financial may purchase Bills that arise from Customers' permanent placement services so long as the aggregate outstanding amount of such Bills does not exceed five percent (5%) of the Bills purchases that are: (i) ninety (90) days old or less as computed from the date of purchase and (ii) for staffing services other than permanent placement services.

10.    The Addendum to the Factoring Agreement is hereby amended to delete the modification to Paragraph 2.4 of Section 2, "PURCHASE OF BILLS," to replace such modification with the following:

  Customer may mail all Bills directly to account debtors. All Bills so directly mailed by Customer must be stamped with Textron Financial's notice of assignment attached as noted below. Customer will provide copies of all Bills, together with signed copies of the respective proof of delivery prior to Textron Financial considering them for purchase. Nothing in the Addendum shall obligate Textron Financial to purchase any Bill owing by the account debtors, listed above. Customer must obtain Textron Financial's written consent prior to adding any account debtors to the list of direct mailed parties.

  Customer shall direct all Bills (other than Bills to Governmental Account Debtors) to remit payment to the Commercial Lockbox and such Bills shall contain the notice as follows:

Remit Only To:
Textron Financial Corporation
P.O. Box 730653
Dallas, TX 75373-0653
This account is sold, assigned and payable to Textron Financial

Beginning no later than December 20, 2007, all Bills or other payment instructions to Governmental Account Debtors must direct the Governmental Account Debtor to remit payment to the Governmental Lockbox, which, as of the date of this Agreement, is P.O. Box [INSERT PO BOX ADDRESS].

The remainder of Section 2 shall remain as originally written.

11.    The Addendum to the Factoring Agreement is hereby amended to delete the modification to Paragraph 4.1 of Section 4, "DEPOSIT," to replace such modification with the following:

  In order to secure Customers' Obligations hereunder, Customer shall deliver to Textron Financial a deposit equal to thirty percent (30%) of Customers' Unbilled Invoices ("Deposit A") and Customer shall deliver to Textron Financial a deposit equal to ten percent (10%) of Customers' regular Bills that are ninety (90) days old or less computed from the date of purchase ("Deposit B"). Deposit A shall be repaid to Customer upon receipt of the copy of the regular Bill/invoice by Textron Financial, whether in the form of a photocopy, a facsimile copy or a scanned copy via Electronic Data Interchange. Both Deposit A and Deposit B shall be collectively known as "Deposit" for the purposes of the remaining sections of this Agreement. Notwithstanding the foregoing, Deposit A as it is applied to Unbilled Invoices from ATS Universal, LLC to Governmental Account Debtors shall equal thirty six percent (36%) of such Unbilled Invoices and Deposit B as it is applied to Bills from ATS Universal, LLC to Governmental Account Debtors shall equal sixteen percent (16%) of such Bills from Governmental Account Debtors that are ninety (90) days old or less computed form the date of purchase.

The remainder of Section 4 shall remain as originally written.

12.    The Addendum to the Factoring Agreement is hereby amended to delete the customer organization table that was added to Paragraph 7.2 and replace it with the following:

Customer:	Organized under the laws of:	Organizational I.D. #
Crdentia Corp.	Delaware	2811491
Health Industry Professionals, L.L.C.	Michigan	B15096
Prime Staff LP	Texas	80005911
Staff Search Acquisition Corp.	Texas	800632536
ATS Universal, LLC	Florida	L04000031301

The remainder of Section 7 shall remain as originally written.

13.    The Addendum to the Factoring Agreement is hereby amended to delete the table of trade names or assumed business names that was added to Section 16 and replace it with the following:

All Trade Names and Assumed Business Names

AHHC Acquisition Corporation	Mint Medical Staffing Odessa, LP
Arizona Home & Healthcare	NAS Acquisition Corporation
Arizona Home & Healthcare (AHHC)	New Age Nurses
Arizona Home Health Care	New Age Staffing, Inc.
Arizona Home Health Care/Private Duty, Inc.	NNI Acquisition Corporation
BAC Acquisition Corporation	Nurses Network, Inc.
Baker Anderson Christie, Inc.	Prime Staff
Care Pros Staffing, Inc.	Prime Staff LP
CPS Acquisition Corp.	Prime Staff of Texas, LP
CRDE Corp.	Prime Staff/Mint Medical, Inc.
Crdentia	PSR Nurse Recruiting, Inc.
Crdentia Company	PSR Nurses Holdings Corp.
Crdentia Corp.	PSR Nurses, Ltd.
Crdentia Corporation	Staff Search
GHS Acquisition Corporation	Staff Search Acquisition Corp.
Health Industry Professionals	Staff Search Healthcare
Health Industry Professionals, L.L.C.	Staff Search Healthcare, Inc.
HIP Acquistion Corporation	Staff Search, Inc.
HIP Holding Inc.	Travmed USA
iVOW Acquisition Corporation
ATS Health Services	Universal Health Care
ATS Universal	Universal Healthcare Staffing Inc.
ATS Services Inc.	Universal Healthcare Staffing Corp.
ATS Support Services	Universal Healthcare Staffing
ATS Health Services LLC

The remainder of Section 16 shall remain as originally written.

14.    The Addendum to the Factoring Agreement is hereby amended to delete the table of registered Agents that was added to Section 21 and replace it with the following:

Customer:	Registered Agent:
Crdentia Corp.	CorpAmerica, Inc./CSC Corporation, 2711 Centerville Rd, Suite 400, Wilmington, DE 19808
Health Industry Professionals, L.L.C.	Matthew J. Cahallane, 2011 Oak Street, Wyandotte, MI 48192
Prime Staff LP	CRDE Corp., 14114 Dallas Parkway, Suite 600, Dallas, TX 75254
Staff Search Acquisition Corp.	James TerBeest, 14114 Dallas Parkway, Suite 600, Dallas, TX 75254
ATS Universal, LLC	National Corporate Research, Ltd, Inc., 515 East Park Avenue, Tallahassee, FL 32301

The remainder of Section 20 shall remain as originally written.

15.    Schedule 1, Corporate Structure Information Worksheet, is supplemented to add the corporate structure information for New Customer as follows:

  Name:                ATS Universal, LLC
  Address:            6820 Southpoint Parkway, Suite 3, Jacksonville, FL 32216
  State of Organization: Florida
  Org ID#:            L04000031301
  Fed ID #:            55-0863980
  Registered Agent Name: National Corporate Research, Ltd, Inc.
  Registered Agent Address: 515 East Park Avenue, Tallahassee, FL 32301
  Officers & Titles: John Kaiser—Manager
                                 CRDE Corp.—Member
                                 James TerBeest—Secretary
  Medicaid Provider #: A) PCS6600422
                                     B) CAPS3408750
                                     C)  Florida Mid-waiver 672073196

  The remainder of Schedule 1 remains as originally written.

16.    Joinder. Subject to the satisfaction of the conditions precedent set forth in Section 17 hereof:

          (i)  New Customer joins in assumes, adopts and becomes a Customer under the Factoring Agreement and is obligated to Textron Financial for all Obligations that arise thereunder and, to the extent the Existing Customers are obligor under any of the Transaction Documents, New Customer shall become an obligor under such documents. All references to Customer or Customers, Guarantor or Guarantors, or Surety contained in the Transaction Documents are hereby deemed for all purposes to also refer to and include New Customer as a Customer, Guarantor, or Surety, as the case may be, and New Customer hereby agrees to comply with all of the terms and conditions of the Transaction Documents as if New Customer was an original signatory thereto.

         (ii)  Without limiting the generality of the provisions of subparagraph (i) above, New Customer is thereby liable, along with all other Customers, for all existing and future Obligations incurred at any time by any one or more Customers under the Factoring Agreement and other Transaction Documents.

17.    Collateral.

          (i)  To secure the payment, promptly when due, and the punctual performance, of all of the Obligations, each Existing Customer reconfirms the prior security interest in and lien upon, and New Customer assigns and grants to Textron Financial, a security interest in, and lien on, all of its right, title and interest in and to the following property of such Customer (collectively, the "Collateral"): any and all now owned or hereafter acquired or created assets of Customer, including without limitation all Customer's present and future Bill(s) and Special Purchase Bill(s), Accounts, Inventory, Deposit Accounts, Chattel Paper, General Intangibles, Goods, Equipment, Instruments, Investment Property, Documents, Letter-of-Credit-Rights, Commercial Tort Claims, money, real estate and fixtures, and the Proceeds of the foregoing, including Proceeds in the form of Inventory and/or Goods, whether tangible or intangible, wherever located together with any and all cash and Noncash Proceeds and products and Accessions of the forgoing.

         (ii)  Each Customer confirms and agrees that: (i) all security interests and liens granted to Textron Financial continue in full force and effect, and (ii) all Collateral remains free and clear of any liens other than liens in favor of Textron Financial. Nothing herein contained is intended to impair or limit the validity, priority and extent of Textron Financial's security interest in and liens upon the Collateral.

        (iii)  Each Customer hereby authorizes Textron Financial to file UCC-1 financing statements against such Customer covering the Collateral owned by such Customer in such jurisdictions as Textron Financial shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Textron Financial, with or without the signature of such Customer (including each New Customer).

18.    Conditions of Effectiveness.    This Amendment shall become effective and New Customer shall be deemed a Customer (or Guarantor or Surety, as the case may be) under the Factoring Agreement and Transaction Documents, as of November 20, 2007, upon satisfaction of all of the following conditions precedent:

        (a)   Textron Financial shall have received one (1) duly executed copies of this Amendment; and

        (b)   The representations contained in this Amendment shall be true and accurate.

19.    Customer represents and warrants that after giving effect to this Amendment, (a) each and every one of the representations and warranties made by or on behalf of Customer in the Factoring Agreement is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) Customer has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Factoring Agreement; and (c) no event has occurred or is continuing, and no condition exists which would constitute a default or an event of default.

20.    Amendment to Factoring Agreement and Ratification of Transaction Documents.    (a) Upon the effectiveness of this Amendment, each reference in the Factoring Agreement to "Factoring Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Transaction Documents to the Factoring Agreement, shall mean and be a reference to the Factoring Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Factoring Agreement, the Transaction Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which Textron Financial may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of Textron Financial's rights under or of any other term or provisions of the Factoring Agreement, any Transaction Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of Customer which would require the consent of Textron Financial, including, without limitation, waivers of events of default which may exist after giving effect hereto. Customer ratifies and confirms each term, provision, condition and covenant set forth in the Factoring Agreement and the Transaction Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

21.    Authority.    Customer hereby represents and warrants to Textron Financial that (a) Customer has legal power and authority to execute and deliver this Amendment; (b) the officer executing this Amendment on behalf of Customer has been duly authorized to execute and deliver the same and bind Customer with respect to the provisions provided for herein; (c) the execution and delivery hereof by Customer and the performance and observance by Customer of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of Customer or any law applicable to Customer or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against Customer; and (d) this Amendment constitutes a valid and legally binding obligation upon Customer in every respect.

22.    Waiver of Claims.    Customer waives any and all defenses, claims, counterclaims and offsets against Textron Financial that may have arisen or accrued through the date of this Amendment. Customer acknowledges that Textron Financial and its employees, agents and attorneys have made no representations or promises except as specifically reflected in this Amendment and in the written agreements that have been previously executed.

23.    Counterparts.    This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

24.    Costs and Expenses.    Customer agrees to pay on demand in accordance with the terms of the Factoring Agreement all costs and expenses of Textron Financial in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Transaction Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of Textron Financial's counsel with respect thereto.

25.    Governing Law.    This Amendment shall be governed by and construed in accordance with the law of Oregon.

IN WITNESS WHEREOF, Customer and Textron Financial have hereunto set their hands as of the date first set forth above.

[SIGNATURES ON FOLLOWING PAGE]

Textron Financial Corporation
By:
Title:
Dated:	, 2007
EXISTING CUSTOMERS:
Crdentia Corp.
By:
Printed Name:	John Kaiser
Title:	CEO
Health Industry Professionals, L.L.C.
By:
Printed Name:	John Kaiser
Title:	CEO
Mint Medical Staffing Odessa, LP
By:	CRDE, Corp., its General Partner
By:
Printed Name:	John Kaiser
Title:	CEO
Prime Staff LP
By:	CRDE, Corp., its General Partner
By:
Printed Name:	John Kaiser
Title:	CEO
Staff Search Acquisition Corp.
By:
Printed Name:	John Kaiser
Title:	CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

NEW CUSTOMER
ATS Universal, LLC
By:
Printed Name:	John Kaiser
Title:	Manager

CONSENT OF GUARANTOR

        Each of the undersigned, being a guarantor of Customer's obligations to Textron Financial pursuant to a certain guaranty agreement with Textron Financial, hereby consents and agrees to be bound by the terms, conditions and execution of the above Amendment and hereby further agrees that guarantor's obligations shall be continuing as provided in said guaranty agreement, and said guaranty agreement shall remain as written originally and continue in full force and effect in all respects.

Date:	James TerBeest, Individual
Date:	John Kaiser, Individual
AHHC Acquisition Corporation
Date:	Print Name: John Kaiser Print Title: CEO
Arizona Home Health Care/Private Duty, Inc.
Date:	Print Name: John Kaiser Print Title: CEO
BAC Acquisition Corporation
Date:	Print Name: John Kaiser Print Title: CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Baker Anderson Christie, Inc.
Date:	Print Name: John Kaiser Print Title: CEO
Care Pros Staffing, Inc.
Date:	Print Name: John Kaiser Print Title: CEO
CPS Acquisition Corp.
Date:	Print Name: John Kaiser Print Title: CEO
CRDE Corp.
Date:	Print Name: John Kaiser Print Title: CEO
GHS Acquisition Corporation
Date:	Print Name: John Kaiser Print Title: CEO
HIP Acquisition Corporation
Date:	Print Name: John Kaiser Print Title: CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

HIP Holding Inc.
Date:	Print Name: John Kaiser Print Title: CEO
iVOW Acquisition Corporation
Date:	Print Name: John Kaiser Print Title: CEO
NAS Acquisition Corporation
Date:	Print Name: John Kaiser Print Title: CEO
New Age Staffing, Inc.
Date:	Print Name: John Kaiser Print Title: CEO
NNI Acquisition Corporation
Date:	Print Name: John Kaiser Print Title: CEO
Nurses Network, Inc.
Date:	Print Name: John Kaiser Print Title: CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PSR Nurses Holdings Corp.
Date:	Print Name: John Kaiser Print Title: CEO
PSR Nurse Recruiting, Inc.
Date:	Print Name: John Kaiser Print Title: CEO
PSR Nurses, Ltd.
Date:	Print Name: John Kaiser Print Title: CEO
Crdentia Corp.
Date:	Print Name: John Kaiser Print Title: CEO
Health Industry Professionals, L.L.C.
Date:	Print Name: John Kaiser Print Title: CEO
Mint Medical Staffing, Odessa, LP
Date:	Print Name: John Kaiser Print Title: CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Prime Staff, LP
Date:	Print Name: John Kaiser Print Title: CEO
Staff Search Acquisition Corp.
Date:	Print Name: John Kaiser Print Title: CEO

QuickLinks

  10.106
JOINDER AND FIRST AMENDMENT TO FACTORING AGREEMENT
RECITALS
All Trade Names and Assumed Business Names
CONSENT OF GUARANTOR